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                                                                   EXHIBIT 99.7

                        AMENDMENT TO SEPARATION AGREEMENT


     On August 2, 1993, Roger B. Hackett and Sensory Science Corporation, a Delaware corporation ("Sensory Science"), executed a Separation Agreement to provide Mr. Hackett with certain benefits and competitive restrictions his separation from Sensory Science (the "Separation Agreement"). By this instrument, for consideration which is hereby acknowledged, Mr. Hackett and Sensory Science desire to amend the Separation Agreement.

     1. The provisions of this Amendment shall be effective as of the date indicated below.

     2. A new Section 2.1(D) is hereby added as follows:

        (D) Notwithstanding the provisions of Article 1 of this Agreement and lieu of payments receivable under Sections 2.1(A), (B) and (C) of this Agreement, upon the Closing the merger contemplated by the Agreement and Plan of Merger among Sensory Science Corporation, Phoenix I Acquisition Corp., and SONICblue Incorporated dated January 31, 2001, Mr. Hackett will receive, in a lump sum payment, a sum equal to 2.99 x his gross annual base salary.

     3. The second sentence of Section 2.3(B) of the Separation Agreement is hereby amended and restated as follows:

        (B) For the purposes of this Agreement, the "business" of the Corporation shall be defined as the design, manufacture, development, marketing and licensing of dual deck video cassette recorders and products in the digital television, home media server and digital audio player markets.

     In witness whereof, the undersigned execute this amendment to the Separation Agreement effective this 8th day of May, 2001.

                                           ROGER B. HACKETT

                                           /s/ Roger B. Hackett
                                           --------------------

                                           SENSORY SCIENCE CORPORATION

                                           /s/ Thomas E. Linnen
                                           --------------------
                                           Thomas E. Linnen
                                           Executive Vice President Corporate
                                           Planning, Treasurer and Secretary